Exhibit 99.3

      [Logo]

          Infinity
        Broadcasting
        Corporation

  40 West 57th Street
  New York, NY 10019
  212-314-9200




                        INFINITY BROADCASTING CORPORATION

            ANNOUNCES PURCHASE OF UP TO $500,000,000 IN COMMON STOCK



                  NEW YORK, June 17, 1999 - Infinity Broadcasting Corporation today announced that its Board of Directors has authorized the purchase, through open market transactions or otherwise, of up to $500,000,000 of its Class A common stock.

                  The timing and actual number of shares purchased will depend on a variety of factors, including price and market conditions.

                  Infinity Broadcasting Corporation operates more than 160 radio stations, as well as TDI, the Company's outdoor advertising business. Infinity recently announced the signing of a definitive agreement to acquire Outdoor Systems, Inc. Infinity also manages and holds an equity position in Westwood One, Inc.

                  Infinity Broadcasting Corporation is a majority-owned subsidiary of CBS Corporation.



Contact: Farid Suleman                                   Gil Schwartz
         Infinity Broadcasting Corporation               CBS Corporation
         212-314-9200                                    212-975-2121